                                                                    Exhibit 99.1

LANVISION SYSTEMS, INC.
News Release of LanVision Systems, Inc. Dated September 8, 2003

NEWS RELEASE
Visit our web site at: www.lanvision.com
                       -----------------

                                                      COMPANY CONTACT:
                                                      PAUL W. BRIDGE, JR.
                                                      CHIEF FINANCIAL OFFICER
                                                      (513) 794-7100
FOR IMMEDIATE RELEASE
---------------------


          LANVISION SYSTEMS REPORTS SECOND QUARTER FISCAL 2003 RESULTS

Cincinnati, Ohio, September 8, 2003 --- LanVision Systems, Inc. (NASDAQ: LANV) today announced the financial results for the second quarter and first six months ended July 31, 2003.



Revenues for the second quarter were $2,966,590 compared with $3,272,188 reported in the second quarter of last year. The operating income for the second quarter of fiscal 2003 was $646,559, compared with operating income of $649,994 in the second quarter of fiscal 2002. Net earnings for the quarter were $213,596, or $0.02 per basic and diluted common share, compared with net earnings of $201,632, or $0.02 per basic and diluted common share in the second quarter of fiscal 2002.

Revenues for the first six months were $5,586,572, compared with $6,305,407 reported in the first six months of last year. The operating income for the first six months of fiscal 2003 was $398,542 compared with operating income of $1,181,346 in the comparable prior period. The Net Loss for the first six months was ($462,196), or ($0.05) per basic and diluted common share, compared with net earnings of $299,901, or $0.03 per basic and diluted common share in the first six months of last year.

Second Quarter Highlights include:

     - Announced the new strategic relationships with: Health InfoSite, Inc. and Kforce(R) Inc., both of which provide medical coding services using LanVision's codingANYware(TM), our integrated coding and abstract workflow solution;

     - Announceda referral marketing agreement with United Audit Systems, Inc., a national health care consulting and outsourcing firm providing Health Information Management and patient financial services;

     - Announced that two valued customers, Memorial Sloane-Kettering Cancer Center and the University of Pittsburgh Medical Center, upgraded and expanded their systems to



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

          LanVision's newest generation product accessANYware(TM), our web-based thin client medical records workflow solution and health information repository;

     - LanVision continued to pay down the long term debt amounting to $2,000,000 during the last 12 months and believes that it will be able to comply with all of the loan covenants through the loan maturity date, and

     - Favorably settled three outstanding litigation issues relating to lawsuits that were initiated by LanVision to protect its intellectual property rights, to enforce non-competition covenants and/or to prevent third parties from improperly interfering in LanVision's businesses. Accordingly, we anticipate our legal expenses will be reduced during the remainder of the fiscal year.


Brian Patsy, LanVision's Chairman and Chief Executive Officer, stated, "Our current quarter net earnings was in line with our operating plan. The operating results reflect primarily a decline in net new software licensing revenues due to delayed purchasing decisions, offset to some extent with increased application-hosting revenues, when compared to the prior comparable periods. Because the size of deals and timing of revenue recognition on high margin software licensing significantly affects operating results, the comparability of operating results among fiscal quarters can be skewed. Traditionally, the first two quarters are the most challenging because of the seasonality of software licensing revenues, which LanVision has experienced in the past, with a greater portion of the annual revenues recorded in the later two quarters. The current sales pipeline contains significant new opportunities that we anticipate closing during the remainder of the fiscal year. Our ASPeN(SM) application service provider (ASP) based recurring revenues continue to grow as we expand our distribution and direct sales of our application-hosting services such as codingANYware(TM). Based on our current projections for the second half of the fiscal year, we believe that net new software revenues from the current sales pipeline and ASP hosting services should increase and enable us to continue to be profitable for the remainder of the fiscal year."

Mr. Patsy concluded, "The U. S. Department of Health and Human Services (HSS) has asked the Institute of Medicine to design a standardized model of an electronic health record, in a move that may help accelerate nationwide acceptance of Electronic Medical Records. The tentative date for the completed design is 2004. The impact of such change, if implemented by HSS, on current LanVision products and services is unknown at this time. However, LanVision believes that its software and systems are sufficiently flexible to accommodate quickly any changing regulatory requirements. The changing healthcare regulations and increasing demand for health care productivity improvements, coupled with our expanding distribution channels and product offerings, create significant market opportunities for LanVision. We will continue to invest in the people and technology to ensure that all our products and services lead the market and to meet the growing expectations of the healthcare community."

CONFERENCE CALL INFORMATION
In conjunction with LanVision's Second Quarter Fiscal 2003 earnings release, you are invited to listen to its conference call, which will be broadcast live over the Internet on September 9, 2003, at 10:00 a.m. Eastern Time, at www.lanvision.com and www.vcall.com, where you enter the ticker symbol LANV in the vcall search box.


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ABOUT LANVISION SYSTEMS

LanVision is an application service provider (ASP) and leading supplier of workflow and document imaging-based tools, applications and services assist strategic business partners, healthcare organizations and customers in improving operational efficiency through business process re-engineering and automating labor-intensive paper processes. The company's workflow-based services offer solutions to specific healthcare business processes within the revenue cycle, such as remote coding, abstracting and chart completion, remote physician order processing, pre-admission registration scanning, insurance verification, secondary billing services, explanation of benefits processing and release of information processing.

LanVision's products and services create an integrated repository of historical health information that is complementary and can be seamlessly "bolted on" to existing clinical, financial and management information systems, providing convenient electronic access to all forms of patient information from any location, including web-browser based access via the Intranet/Internet. These integrated systems allow providers and administrators to improve dramatically the availability of patient information while decreasing direct costs associated with document retrieval, workflow processing, completion, retention and archiving.

LanVision provides its ASPeN, ASP-based application-hosting services to The University Hospital, a member of The Health Alliance of Greater Cincinnati, and Children's Medical Center of Columbus, among others. In addition, LanVision has installed its workflow and document imaging solutions at leading healthcare providers including Stanford Hospital and Clinics, the Albert Einstein Health Network, Beth Israel Medical Centers, the University of Pittsburgh Medical Center, Medical University Health Authority of South Carolina, and Memorial Sloan-Kettering Cancer Center.

For more information on LanVision and its products, visit the LanVision web site at www.lanvision.com

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

STATEMENTS MADE BY LANVISION THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. LANVISION'S FUTURE FINANCIAL PERFORMANCE COULD DIFFER MATERIALLY FROM EXPECTATIONS OF MANAGEMENT AND FROM RESULTS REPORTED NOW OR IN THE PAST. FACTORS THAT COULD CAUSE LANVISION'S FINANCIAL PERFORMANCE TO SO DIFFER INCLUDE, BUT ARE NOT LIMITED TO, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, PRODUCT DEVELOPMENT, RELIANCE ON STRATEGIC ALLIANCES, AVAILABILITY OF PRODUCTS PROCURED FROM THIRD PARTY VENDORS, THE HEALTHCARE REGULATORY ENVIRONMENT, FLUCTUATIONS IN OPERATING RESULTS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN LANVISION'S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(C)2003 LanVision Systems, Inc., Cincinnati, OH 45242.   All rights reserved.



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


                     LANVISION SYSTEMS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    Three Months Ended            Six Months Ended
                                                         July 31,                     July 31,
                                               --------------------------    --------------------------
                                                    2003          2002           2003           2002
                                                    ----          ----           ----           ----

Revenues:
   Systems sales                               $   889,963    $ 1,235,151    $ 1,512,459    $ 2,672,505
   Services, maintenance and support             1,630,309      1,844,903      3,199,553      3,245,772
   Application-hosting services                    446,318        192,134        874,560        387,130
                                               -----------    -----------    -----------    -----------
      Total revenues                             2,966,590      3,272,188      5,586,572      6,305,407

Operating expenses:
   Cost of systems sales                           443,307        277,703        905,770        643,904
   Cost of services, maintenance and support       667,540        819,511      1,330,417      1,537,921
   Cost of application-hosting services            214,128         75,680        429,496        142,329
   Selling, general and administrative             534,043        906,547      1,478,241      1,750,074
   Product research and development                461,013        542,753      1,044,106      1,049,833
                                               -----------    -----------    -----------    -----------
      Total operating expenses                   2,320,031      2,622,194      5,188,030      5,124,061
                                               -----------    -----------    -----------    -----------
Operating income                                   646,559        649,994        398,542      1,181,346
Other income expense:
    Interest income                                 17,316         27,829         36,350         57,752
    Interest expense                              (450,279)      (476,191)      (897,088)      (952,197)
    Tax benefit                                        -              -              -           13,000
                                               -----------    -----------    -----------    -----------
Net earnings (loss)                            $   213,596    $   201,632    $  (462,196)   $   299,901
                                               ===========    ===========    ===========    ===========

Basic net earnings (loss) per common share     $      0.02    $      0.02    $     (0.05)   $      0.03
                                               ===========    ===========    ===========    ===========
Diluted net earnings (loss) per common share   $      0.02    $      0.02    $     (0.05)   $      0.03
                                               ===========    ===========    ===========    ===========

Number of shares used in per common
  Share computation - basic                      8,991,517      8,927,966      8,978,207      8,921,073
                                               ===========    ===========    ===========    ===========
Number of shares used in per common
  Share computation - diluted                    9,179,751      9,184,346      8,978,207      9,208,693
                                               ===========    ===========    ===========    ===========









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



                     LANVISION SYSTEMS, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                       July 31,         July 31,      January 31,
                                                                                         2003            2002            2003
                                                                                     ------------    ------------    ------------
                                     Assets

Current assets:
   Cash and cash equivalents (restricted by long-term debt agreement)                $  5,734,314    $  6,419,816    $  7,242,230
   Accounts receivable                                                                  2,206,102       2,287,319       1,899,767
   Contract receivables                                                                 2,875,807       2,213,345       3,074,596
   Allowance for doubtful accounts                                                       (400,000)       (400,000)       (400,000)
   Other                                                                                  396,533         428,461         326,180
                                                                                     ------------    ------------    ------------
      Total current assets                                                             10,812,756      10,948,941      12,142,773

Property and equipment:
   Computer equipment                                                                   2,418,051       2,430,353       2,351,203
   Computer software                                                                      787,593         730,774         743,204
   Office furniture, fixtures and equipment                                             1,161,551       1,153,934       1,153,934
   Leasehold improvements                                                                 157,492         131,248         153,549
                                                                                     ------------    ------------    ------------
                                                                                        4,524,687       4,446,309       4,401,890
  Accumulated depreciation and amortization                                            (3,426,660)     (3,193,530)     (3,137,943)
                                                                                     ------------    ------------    ------------
                                                                                        1,098,027       1,252,779       1,263,947
Capitalized software development costs, net of accumulated
    Amortization of $2,350,228, $1,900,228 and $2,100,228 respectively                  1,539,701       1,289,701       1,389,701
Long-term installment receivables                                                         433,339         433,339         433,339
Other                                                                                      46,691         133,585         107,316
                                                                                     ------------    ------------    ------------
                                                                                     $ 13,930,514    $ 14,058,345    $ 15,337,076
                                                                                     ============    ============    ============

      Liabilities, convertible redeemable preferred stock and stockholders' equity

Current liabilities:
   Accounts payable                                                                  $    560,709    $    427,457    $    721,402
   Accrued compensation                                                                   210,355         441,852         308,658
   Accrued other expenses                                                               1,136,134       1,370,095       1,392,157
   Deferred revenues                                                                    2,137,460       1,536,495       2,220,383
   Current portion of capitalized leases                                                  213,004         188,694         206,051
   Current portion of long term-debt                                                    2,000,000       2,000,000       2,000,000
   Long-term accrued interest currently payable                                         3,824,020             -               -
                                                                                     ------------    ------------    ------------
      Total current liabilities                                                        10,081,682       5,964,593       6,848,651

Non-current portion of capitalized leases                                                 280,050         465,436         388,320
Long-term debt                                                                                -         2,000,000       1,000,000
Long-term accrued interest                                                                    -         2,383,521       3,133,369

Convertible redeemable preferred stock, $0.01 par value per share,
    5,000,000 shares authorized                                                               -               -               -

Stockholders' equity:
   Common stock, $0.01 par value per share, 25,000,000 shares Authorized,
     9,009,567 shares 8,945,338 shares and 8,959,004 shares issued,
     respectively                                                                          90,096          89,453          89,590
   Capital in excess of par value                                                      34,899,375      34,825,947      34,835,639
   Accumulated (deficit)                                                              (31,420,689)    (31,670,605)    (30,958,493)
                                                                                     ------------    ------------    ------------
      Total stockholders' equity                                                        3,568,782       3,244,795       3,966,736
                                                                                     ------------    ------------    ------------
                                                                                     $ 13,930,514    $ 14,058,345    $ 15,337,076
                                                                                     ============    ============    ============









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